EXHIBIT 10.2

                                  MODIFICATION
                                       TO
                            7% CONVERTIBLE DEBENTURE

     This MODIFICATION, dated September 20, 2006, relates to the 7% Debenture of
CompuPrint, Inc. (the "Company"), represented by Debenture No. MPA-1 in the principal amount of $1 million issued June 16, 2006 (the "Debenture"), which was assigned by Kiev Investment Group to Enficon Establishment. It is hereby agreed that:

     The conversion price be adjusted from $1.00 to $2.00 per share to $0.50 per share, such that the Debenture shall be convertible into an aggregate of two million shares of CPPT common stock. No interest, therefore, will be payable on the Debenture.

     IN WITNESS WHEREOF, the parties have caused this Modification to be duly executed as of the date first above written.

                            ENFICON ESTABLISHMENT

                            By: /s/ Alexander Fediaev
                               ---------------------------------------------
                                    Alexander Fediaev, Beneficiary Owner

                            COMPUPRINT, INC.

                            By: /s/ Roman Rozenberg
                               ----------------------------------------------
                                     Roman Rozenberg, Chief Executive